Exhibit 10.42
FINAL
PERFORMANCE FOOD GROUP COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
Effective January 1, 1998
Amended and Restated
Effective January 1, 2007

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007

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Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
INTRODUCTION
     Performance Food Group Company (the “Company”) established the Performance Food Group Company Executive Deferred Compensation Plan (the “Plan”) effective January 1, 1998, as a plan that is unfunded and maintained by the Company and any other Adopting Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974.
     The Plan has been operated in good faith compliance with the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”) since January 1, 2005. Effective January 1, 2005, the Plan is amended to conform the written terms of the Plan to the requirements of Section 409A of the Code. These amendments apply solely to amounts accrued on and after January 1, 2005, plus any amounts accrued prior to January 1, 2005, that are not earned and vested as of December 31, 2004. Amounts accrued prior to January 1, 2005, that are earned and vested as of December 31, 2004, shall remain subject to the terms of the Performance Food Group Company Executive Deferred Compensation Plan as in effect on December 31, 2004, the operative provisions of which are attached hereto as Appendix A.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE I
Definitions
     The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:
1.01 Account
     Account means a bookkeeping account established for a Participant under Article IV hereof. Effective January 1, 2005, the Company shall maintain a Pre-2005 Account and Post-2004 Account for each Participant. A Participant’s Pre-2005 Account shall document the amounts deferred under the Plan by the Participant and any other amounts credited hereunder which are earned and vested prior to January 1, 2005, plus earnings thereon, and shall be determined in accordance with the provisions of Appendix A. A Participant’s Post-2004 Account shall document the amounts deferred under the Plan by the Participant and any other amounts credited hereunder on and after January 1, 2005, plus earnings thereon. Where applicable, a Participant’s Pre-2005 Account and Post-2004 Account may be referred to collectively as the Participant’s “Account.”
1.02 Administrator
     Administrator means the Committee, or such other entity appointed by the Company to administer the Plan.
1.03 Adopting Employer
     Adopting Employer means any “Adopting Employer” as defined in the ESOP.
1.04 Affiliate
     Affiliate means any subsidiary, parent, affiliate, or other related business entity to the Company.
1.05 Base Salary
     Base Salary means the Participant’s annualized base salary for the Plan Year.
1.06 Beneficiary
     Beneficiary means the person or persons designated by a Participant on a form and in a manner prescribed by the Administrator in accordance with Article VII.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
1.07 Board
     Board means the Board of Directors of the Company.
1.08 Bonus
     Bonus means any cash remuneration paid to a Participant under any incentive plan sponsored by the Company.
1.09 Change in Control
     Change in Control is defined in the Company’s 2003 Equity Incentive Plan.
1.10 Code
     Code means the Internal Revenue Code of 1986, as the same may be amended from time to time.
1.11 Commission
     Commission means cash remuneration paid to a Participant under a commission arrangement adopted by the Company.
1.12 Committee
     Committee means the administrative committee for the ESOP, which serves as the plan administrator of the ESOP.
1.13 Company
     Company means Performance Food Group Company, or any successor thereto.
1.14 Company Match Account
     Company Match Account means the portion of a Participant’s Account that is attributable to Company Matching Contributions made by the Company pursuant to Plan section 3.03.
1.15 Company Matching Contribution
     Company Matching Contribution means the Company’s discretionary contribution made in relation to a Participant’s Deferral Contribution for a Plan Year

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
1.16 Deferral Contribution
     Deferral Contribution means the portion of a Participant’s Base Salary, Bonus and/or Commissions that is deferred under the Plan.
1.17 Deferral Election
     Deferral Election means an irrevocable election in writing executed by the Eligible Executive or Participant and timely filed with the Administrator to defer a portion of the Participant’s Base Salary, Bonus and/or Commission.
1.18 Deferral Year
     Deferral Year means the Plan Year with respect to which a Deferral Contribution is made. For purposes hereof, a Deferral Contribution is considered made with respect to the Plan Year in which the Base Salary or Bonus was earned. A Deferral Contribution is considered made with respect to the Plan Year in which the Commission was paid.
1.19 Effective Date
     Effective Date means the Effective Date of the Plan, which is January 1, 1998. The Effective Date of the amended and restated Plan is January 1, 2007.
1.20 Eligible Executive
     Eligible Executive means any employee of the Company or an Adopting Employer who is a member of a select group of highly compensated or management employees designated by the Compensation Committee of the Board to participate in the Plan. An employee shall cease to be an Eligible Executive upon a determination by the Compensation Committee of the Board that he is no longer a member of a select group of highly compensated or management employees.
1.21 ESOP
     ESOP means the Performance Food Group Company Employee Savings and Stock Ownership Plan, and as amended from time to time.
1.22 Key Employee
     Key Employee means an Eligible Executive who, as of December 31 of any Plan Year, satisfies the requirements of Code section 416(i) (without regard to Code section 416(i)(5)). Such Eligible Executive will be considered a Key Employee for purposes of the Plan for the 12-month period commencing on the next following April 1; provided, however, that an individual will not be considered a Key Employee unless at the time of his or her Termination of Employment, the Company is considered a public company pursuant to Code section 409A.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
1.23 Participant
     Participant means an individual who satisfies the requirements to be a Participant pursuant to Article II.
1.24 Plan
     Plan means the Performance Food Group Company Executive Deferred Compensation Plan as amended and restated effective January 1, 2007.
1.25 Plan Year
     Plan Year means the 12-month period beginning each January 1.
1.26 Termination of Employment
     Termination of Employment means a Participant’s separation from service from the Company or any Affiliate, whether by retirement or termination of employment, consistent with Code section 409A and Treasury Regulations thereunder.
1.27 Year of Service
     Year of Service means each period of 365 days beginning with the Participant’s date of hire with the Company and ending with the Participant’s Termination of Employment with the Company or death, if earlier.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE II
Eligibility and Participation
2.01 Eligibility
     An Eligible Executive shall be eligible to become a Participant in the Plan as of January 1 of any Plan Year as of which he is an Eligible Executive.
2.02 Participation
     In order to participate in the Plan, an Eligible Executive must file with the Administrator a Deferral Election form and complete a Beneficiary designation form in accordance with the procedures described in Plan section 3.02. In addition, the Committee may establish such other enrollment requirements as it determines in its sole discretion are necessary.
2.03 Cessation of Participation
     A Participant shall cease to be a Participant upon receiving payment for the full amount of benefits to which the Participant is entitled pursuant to the Plan or upon a determination by the Compensation Committee of the Board that he is no longer eligible to participate in the Plan.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE III
Elections
3.01 Deferral Elections
     An Eligible Executive shall become a Participant with respect to a Plan Year only if he or she timely files a Deferral Election form for such Plan Year, along with such other elections as the Administrator deems necessary or advisable under the Plan.
3.02 Procedures for Deferral Elections
     (a) Amount of Deferral Contributions. The maximum Deferral Contribution with respect to any Participant for a Plan Year shall be a percentage, as announced by the Administrator, of his or her Base Salary, Bonus and/or Commission for such Plan Year, and such election shall be expressed by the Participant’s indication of (i) a specified dollar amount, (ii) a stated percentage, or (iii) a stated percentage in excess of a dollar level, as announced by the Administrator, of the Participant’s Base Salary, Bonus and/or Commission for a given Plan Year. Any such deferral shall be based on a Participant’s Base Salary, Bonus and/or Commission that would have been paid but for the Participant’s election to make a contribution to this Plan or to the ESOP under Code section 401(k).
     (b) Deferral Elections. A separate Deferral Election form must be filed for each Plan Year. Except as provided in subsection (c) below, a Participant may make an election to defer Base Salary, Bonus and/or Commission for a Plan Year only if the Deferral Election is made not later than December 31 of the prior Plan Year. Such election may be changed or revoked for a Plan Year at any time prior to December 31 of the prior calendar year. If a Deferral Election form is revoked as set forth on the preceding sentence, a new Deferral Election form may not be executed until the next Plan Year.
     (c) First Year of Eligibility. In the case of the first Plan Year in which an Eligible Executive becomes eligible to participate in the Plan, the Eligible Executive must make an initial deferral election within 30 days after the date he or she becomes eligible to participate in the Plan. Such election shall be valid only with respect to Base Salary, Bonus and/or Commission paid for services rendered after the date of the initial deferral election and, in the case of Bonus payments, may relate only to the portion of the Bonus payments equal to (i) the total amount of the Eligible Executive’s Bonus payments, multiplied by (ii) the ratio of the number of days remaining in the service period for which the Bonus payments are paid after the election, over the total number of days in such service period. Such election will become irrevocable on the 30th day after such Eligible Executive becomes eligible to participate in the Plan and shall apply to Base Salary, Bonus and/or Commission earned after the date the election becomes irrevocable.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
3.03 Company Matching Contribution
     (a) Individuals eligible for a Company Matching Contribution will be identified by the Compensation Committee of the Board prior to the Plan Year for which the individual will be designated as eligible to receive Company Matching Contributions.
     (b) Once an individual is designated as eligible to receive a Company Matching Contribution under the Plan, such individual must remain employed by the Company as of the last day of the Plan Year for which such Company Matching Contribution is made.
     (c) The Compensation Committee of the Board shall announce, prior to the beginning of each Plan Year, the amount of the Company Matching Contribution.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE IV
Accounts and Investments
4.01 Accounts
     The following Accounts shall be established for each Participant:
     (a) Deferral Account. A Participant’s Deferral Account shall be credited with such Participant’s Pre-2005 Deferral Contributions and any investment earnings and losses thereon.
     (b) Termination Account. A Participant’s Termination Account shall be credited with Deferral Contributions made after December 31, 2004, and any investment earnings and losses thereon, that the Participant elects to receive on or after his Termination of Employment.
     (c) Special Purpose Account. A Participant’s Special Purpose Account shall be credited with Deferral Contributions made on or after December 31, 2004, and any investment earnings or losses thereon, which the Participant elects to receive on a specific date. A Participant may have one or more Special Purpose Accounts at any time.
     (d) Company Match Account. A Participant’s Company Match Account shall be credited with such Participant’s Company Matching Contribution pursuant to Plan section 3.03.
4.02 Investments
     A Participant may direct by written instruction delivered to the Administrator that his Accounts be valued as if they were invested in one or more of investment funds selected by the Committee. A Participant may select one or more investment fund(s) and may make a separate selection with respect to each Account at any time. Participants may change their selection of investment funds from time to time in accordance with the procedure prescribed by the Administrator. Any such change, which must be submitted to the Administrator in writing, through the voice response system or web-site, will become effective as soon as administratively practicable.
     The portion of a Participant’s Account valued by reference to the investment funds shall be valued daily based upon the performance of the investment fund(s) selected by the Participant. Such valuation shall reflect the net asset value expressed per share of the designated investment fund(s). The fair market value of an investment fund shall be determined by the Administrator. It shall represent the fair market value of all securities or other property held for the respective fund, plus cash and accrued earnings, less accrued expenses and proper charges against the fund. A Participant shall submit his investment selection to the Administrator in writing, through the voice response system or web-site. If any Participant fails to file a designation, he shall be deemed to have designated the investment of his Account in the investment fund selected by the Administrator.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
4.03 Equitable Adjustment in Case of Error or Omission
     If an error or omission is discovered in the Account of a Participant, the Administrator shall make such equitable adjustments as the Administrator deems appropriate.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE V
Vesting
5.01 Vesting in Deferral Contributions
     A Participant’s Deferral Contributions and earnings thereon shall be fully vested and non-forfeitable at all times.
5.02 Vesting in Company Matching Contributions
     Subject to Plan sections 5.03 and 5.04, if a Participant has a Termination of Employment prior to completing ten Years of Service under this Plan, the following schedule will apply with regard to his vested interest in his Company Match Account and earnings thereon made on or after January 1, 2007:

Years of Service	Vested percentage

Less than 5	0%
5 but less than 6	50%
6 but less than 7	60%
7 but less than 8	70%
8 but less than 9	80%
9 but less than 10	90%
10 or more	100%
5.03 Death While Employed
     Notwithstanding Plan section 5.02, if a Participant dies while employed by the Company, he shall be fully vested in his Company Match Account and earnings thereon.
5.04 Change in Control
     Notwithstanding Plan section 5.02, a Participant shall be fully vested in his Company Match Account and earnings thereon upon a Change in Control.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE VI
Time and Form of Payment of Benefits
6.01 Payment of Accounts
     (a) Termination Account. A Participant may elect, at the time he completes his Deferral Election form for the first Plan Year in which he defers Base Salary, Bonus and/or Commission to his Termination Account to have all or a portion of his Termination Account payable:
     (i) at the time of his Termination of Employment; or
     (ii) (A) at the time of his Termination of Employment with respect to a portion of his Termination Account as elected by the Participant, and (B) annually on each anniversary of his Termination of Employment with respect to a portion of his Termination Account as elected by the Participant, and (C) with the remaining portion paid in annual installments of two to 10 years as elected by the Participant; or
     (iii) the earlier of the Participant’s Termination of Employment or the date elected by the Participant.
     (iv) In the event a Participant fails to make an election under this Plan section, his Termination Account shall be payable upon his Termination of Employment, subject to subsection (f) below.
     (b) Special Purpose Account. A Participant may elect, at the time he completes his Deferral Election form for the first Plan Year in which he defers Base Salary, Bonus and/or Commission to a Special Purpose Account commencing on or after January 1, 2005 to have all or a portion of his Special Purpose Account payable on a specified date after the last day of the Plan Year that is at least one Plan Year after the Plan Year to which the Deferral Contribution relates. A Participant may select a specified payment date for each Special Purpose Account. In the event a Participant fails to make a valid election under this Plan section, his Special Purpose Account shall be paid at the earliest date such Participant could have specified for such Deferral Contributions.
     (c) Deferral Account. A Participant’s Deferral Account shall be paid in accordance with the provisions of Appendix A attached hereto.
     (d) Form of Payment. A Participant shall elect on a payment election form to receive his benefits under this Plan section in a lump sum or in annual installments of two to 10 years for each payment date or payment event. In the event a Participant fails to make an election under this subsection, his payment shall be paid in a lump sum.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
     (e) Timing of Payment. Payment made on a date or event specified in this Plan section shall be treated as made upon such date or event if it is made by the end of the calendar year in which such date or event occurs, or, if later, by the 15th day of the third month following such date or event.
     (f) Delay for Key Employees. In the case of an individual who is a Key Employee on his Termination of Employment, with respect to any payments payable upon Termination of Employment of his Termination Account or Special Purpose Account, the lump sum shall be made, or installments payments shall commence, on the first day of the month following the six-month anniversary of the Participant’s Termination of Employment. In the case of installment payments to a Key Employee, the first payment shall include a “catch-up” amount equal to the sum of payments that would have been made to the Participant during the period preceding the first payment date if no 6-month delay had applied. This subsection will not apply to a Participant’s Deferral Account.
6.02 Payment of Company Match Account
     (a) Timing. A Participant may elect on a payment election form by December 31 of the Plan Year immediately preceding the Plan Year for which he first becomes eligible under the Plan to receive his Company Match Account:
     (i) at the time of his Termination of Employment; or
     (ii) on a date specified by the Participant that is no earlier than the later of (A) the first day of the second Plan Year following the Plan Year to which the Company Matching Contribution relates, or (B) the date on which the Participant’s Company Matching Contributions become fully vested in accordance with Plan section 5.02; or
     (iii) the earlier of the dates specified in (i) or (ii) above.
     (iv) In the event a Participant fails to make an election under this Plan section, his Company Matching Account shall be payable upon his Termination of Employment, subject to subsection (c) below.
     (v) Payment made on a date or event specified in this Plan section shall be treated as made upon such date or event if it is made by the end of the calendar year in which such date or event occurs, or, if later, by the 15th day of the third month following such date or event.
     (b) Form of Payment. A Participant may elect on a payment election form by December 31 of the Plan Year immediately preceding the Plan Year for which he first becomes eligible under the Plan to receive his Company Match Account in a lump sum or in annual installments of two to 10 years for each payment date or payment event. In the event a

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
Participant fails to make an election under this subsection, his payment shall be paid in a lump sum.
     (c) Delay for Key Employees. In the case of an individual who is a Key Employee on his Termination of Employment, the lump sum shall be made, or installments payments shall commence, on the first day of the month following the six-month anniversary of the Participant’s Termination of Employment. In the case of installment payments to a Key Employee, the first payment shall include a “catch-up” amount equal to the sum of payments that would have been made to the Participant during the period preceding the first payment date if no six-month delay had applied.
6.03 Changes in the Timing and Form of Payment for Post-2004 Accounts
     A Participant may change his or her election to a subsequent payout by submitting a new payment election form to the Administrator. Such election may not take effect until at least 12 months after the date on which the election is made, the election must be made at least 12 months before the payment is scheduled to be made, and the payment with respect to which such election is made must be deferred for a period not less than five years from the date the payment would otherwise be made or commence. The payment election form most recently accepted by the Administrator shall govern the payout of the benefits.
6.04 Payment of Death Benefit
     (a) If a Participant dies after benefits have commences but before all benefits are paid in full, the Participant’s unpaid Account balance payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.
     (b) If the Participant dies before benefits have commenced, the Participant’s Beneficiary shall receive a death benefit equal to the value of Participant’s Account, which shall be paid in accordance with the Participant’s election in effect on the date of the Participant’s death.
     (c) A Participant, in connection with his or her commencement of participation in the Plan, shall elect on a beneficiary designation form whether the death benefit shall be received by his or her Beneficiary in a lump sum or in annual installments of two to 10 years. The lump sum payment shall be made, or installment payments shall commence, 90 days after the day the Administrator is provided with proof that is satisfactory to the Administrator of the Participant’s death. Subsequent installment payments shall be made annually on each anniversary of the first payment date.
     (d) Payment made on a date or event specified in this Plan section shall be treated as made upon such date or event if it is made by the end of the calendar year in which such date or event occurs, or, if later, by the 15th day of the third month following such date or event.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
6.05 Hardship Distribution
     (a) A distribution of a portion of the Participant’s Account because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need. Whether an Unforeseeable Emergency has occurred will be determined by the Administrator, in its sole and exclusive discretion. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Administrator upon written request by a Participant.
     (b) An “Unforeseeable Emergency” is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any event, any distribution under this Plan section 6.05 shall not exceed the remaining amount required by the Participant to resolve the hardship after (i) reimbursement or compensation through insurance or otherwise, (ii) obtaining liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship, or (iii) suspension of deferrals under the Plan. A Participant claiming hardship shall be required to submit to the Administrator documentation of the hardship and proof that the loss is not covered by other means.
6.06 Alternate Election
     Notwithstanding a Participant’s elections under Plan sections 6.01 and 6.02, a Participant may elect on a payment election form at the time he first becomes eligible under the Plan to have his Post-2004 Account under the Plan paid in a lump sum within 30 days following (i) the Participant’s Termination of Employment within two years following a Change in Control or (ii) the Participant’s involuntary (including for disability) or voluntary Termination of Employment following a reduction in Participant’s base salary or bonus, any material reduction in the level of responsibility, position (including status, office, title, reporting relationships or working conditions), authority or duties of the Participant or any relocation to which the Participant has not agreed to an office of the Company or Adopting Employer more than 35 miles from the office where the Participant was located or any increase in the Participant’s required travel amounting to a constructive relocation; provided, however, in the event of an individual who is a Key Employee on his date of Termination of Employment, Plan section 6.01(f) or 6.02(c), as applicable, shall apply solely with respect to his Termination Account, Special Purpose Account and Company Match Account.
6.07 Payments to Minors and Incompetents
     If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.
6.08 Distribution of Benefit When Distributee Cannot Be Located
     The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant’s Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Company’s or the Administrator’s records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Company shall continue to hold the benefit due such person.
6.09 Acceleration of Benefits Prohibited
     Except as provided in Treasury Regulations, no acceleration in the time or schedule of any payment or amount scheduled to be paid from the Participant’s Post-2004 Account is permitted.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE VII
Beneficiary Designation
     A Participant may designate a Beneficiary and a contingent Beneficiary. Any Beneficiary designation made hereunder shall be effective only if properly signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant’s death. The most recent Beneficiary designation received by the Administrator shall be the effective Beneficiary designation for all Plan Years and shall supercede all prior Beneficiary designations unless specifically designated otherwise. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.
     A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.
     If the Participant dies without having designated a Beneficiary or a contingent Beneficiary or if the Participant dies and the Beneficiary and contingent Beneficiary so named by the Participant have both predeceased the Participant, then the Participant’s estate shall be deemed to be his Beneficiary. In the event that the Participant dies and the Beneficiary so named by the Participant has predeceased the Participant, then the surviving contingent Beneficiary, if any, shall be the Beneficiary.
     If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant’s entire benefit under the Plan has been distributed, then the unpaid balance thereof shall be distributed to any other beneficiary named by the deceased Beneficiary to receive his interest or, if none, to the estate of the deceased Beneficiary.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE VIII
Funding
8.01 Unfunded Plan
     All Plan Participants and Beneficiaries are general unsecured creditors of the Company with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Company to make benefit payments in the future. It is the intention of the Company that the Plan be considered unfunded for tax purposes.
8.02 Life Insurance
     The Company may, but is not required to, purchase life insurance in amounts sufficient to provide some or all of the benefits provided under this Plan or may otherwise segregate assets for such purpose.
8.03 Trust
     The Company may, but is not required to, establish a grantor trust which may be used to hold assets of the Company which are maintained as reserves against the Company’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Company’s creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Company’s obligation hereunder, then such obligation of the Company shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE IX
Plan Administration
9.01 Appointment of Administrator
     The Company shall serve as the Administrator unless the Committee has appointed one or more persons to serve as the Administrator for the purpose of administering the Plan. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator. If the Committee has so appointed an Administrator, the person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Committee, and may, by 30 days prior written notice to the Committee, terminate such appointment.
9.02 Duties and Responsibilities of Administrator
     (a) The Administrator shall maintain and retain necessary records regarding its administration of the Plan.
     (b) The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.
     (c) The Administrator has the authority in its sole judgment and discretion to construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive and binding on all Participants.
9.03 Claims Procedures
     (a) Any claim by a Participant or his or her Beneficiary (hereafter the “Claimant”) for benefits shall be submitted in writing to the Administrator. The Administrator shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan (a “Covered Claim”) and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and Department of Labor regulations thereunder. As such, the Administrator shall be responsible for providing a full review of the Administrator’s decision with regard to any claim, upon a written request.
     (b) Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, and in such manner and form as the Administrator may specify; and, such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
Article X
ESOP Replacement Plan Account
     This ESOP Replacement Account was established by the Company in accordance with the terms set forth below, effective January 1, 1988, to provide benefits for certain employees who were restricted from receiving contributions attributable to the employee stock ownership portion Savings Plan. The following Plan sections describe the terms of the ESOP Account, effective as of January 1, 2007.
10.01 Defined Terms
     As used herein, unless the context requires otherwise, the terms below shall have the following definitions:
     (a) Common Stock means the common stock of the Company.
     (b) ESOP means the employee stock ownership portion of the Savings Plan.
     (c) ESOP Account means the account credited with the Participant’s ESOP Contributions.
     (d) ESOP Contribution means the amount determined in Plan section 10.03.
     (e) Savings Plan means the Performance Food Group Company Employee Savings and Stock Ownership Plan, as amended for the applicable time.
10.02 Participation
     Participation in the Plan shall be limited to members of Senior Management of the Company whose participation in the Savings Plan is limited and who are selected to participate in the Plan as of the original Effective Date. No other individuals may participate in the Plan.
10.03 Amount of Benefits.
     (a) Amount of Benefits. The amount of the benefit payable to a Participant under this Plan shall be determined based on the value of a Participant’s Account. A Participant’s Account at any time will be valued as follows:
     (i) Each Participant will have an Account established upon his behalf.
     (ii) The Account will be increased by an amount of any ESOP Contribution, determined under subsection (b), that may be provided from time to time plus any forfeitures credited to a Participant’s Account, plus any earnings and losses thereon.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
     (iii) The amount of the benefit payable will be based upon the value of the Account after application of the vesting rules determined under Plan section 10.05.
     (b) Determination of ESOP Contribution. The amount of ESOP Contribution is a hypothetical amount equivalent to the Participant’s allocable share of the Company’s contribution to the Savings Plan as an ESOP contribution assuming the Participant was eligible to receive a contribution to the ESOP.
10.04 Investments
     A Participant’s Account shall hypothetically be invested in Common Stock of the Company (“Company Stock Fund”). Such amounts shall be credited with dividends, if any, paid on Common Stock.
     Effective January 1, 2006, a Participant may diversify all or part of the Company Stock Fund held in his Account. The diversified portion of his Account will be credited with earnings or losses equivalent to the earnings or losses attributable to the Wachovia Stable Value Fund for the equivalent period.
10.05 Vesting
     A Participant will be vested in his Account Balance based on the vesting rules under the Savings Plan.
10.06 Benefit Commencement and Payment Options
     (a) Benefit Commencement on termination. Effective January 1, 2005, payment of a Participant’s Account shall commence sixty (60) days after the Participant’s Termination of Employment; provided that such payment must be made by the later of (i) December 31 of the calendar year in which payment was scheduled, or (ii) the 15th day of the third month following the scheduled payment date, or (iii) if the Participant is a Key Employee on his or her Termination of Employment or the first day of the month following the six-month anniversary of the Participant’s Termination of Employment.
     (b) Benefit Commencement on death. Effective January 1, 2005, payment of the pre-retirement death benefits shall commence sixty (60) days after the Participant’s date of death or as soon thereafter as is practicable; provided that such payment must be made by the later of (i) December 31 of the calendar year in which payment was scheduled, or (ii) the 15th day of the third month following the scheduled payment date. If no beneficiary is designated, the death benefit shall be paid to his estate.
     (c) No acceleration. Except as provided in Treasury Regulations, no acceleration in the time or schedule of any payment or amount scheduled to be paid from the Participant’s

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
Account is permitted.
     (d) Form of Benefit Payment. Benefits shall be payable in the form of a lump-sum distribution in cash. Amounts invested in the Company Stock Fund shall be paid in cash based on the closing price of Company Stock as of the day prior to the date of Termination of Employment.
10.07 Death Benefits
     (a) Active Participation. If a Participant dies while actively employed by the Company, his Account shall become fully vested, and his Beneficiary shall receive the benefit determined under Plan section 10.03.
     (b) Beneficiary. A Participant’s Beneficiary shall be the person last designated as such in writing, filed by the Participant and on record with the Company with respect to this Plan. A Participant may change or amend such Beneficiary designation at any time by filing a new written designation. If no Beneficiary designation is in force at the Participant’s death, or the designated Beneficiary has predeceased the Participant, then the Participant’s Beneficiary shall be his surviving spouse, or if none, his estate.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE XI
Amendment or Termination of Plan
     The Plan may be terminated or amended at any time by the Board, effective as of any date specified. Any such action taken by the Board shall be evidenced by a resolution and shall be communicated to Participants and Beneficiaries prior to the effective date thereof. No amendment or termination shall decrease the amount of a Participant’s Account credited prior to the effective date of the amendment or termination.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE XII
Miscellaneous
12.01 Non-assignability
     The interests of each Participant under the Plan are not subject to claims of the Participant’s creditors; and neither the Participant nor his Beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.
12.02 Notices and Elections
     All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election. Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.
12.03 Delegation of Authority
     Whenever the Company is permitted or required to perform any act, such act may be performed by its Chief Executive Officer or President or other person duly authorized by its Chief Executive Officer or President or its Board.
12.04 Service of Process
     The Administrator shall be the agent for service of process on the Plan.
12.05 Governing Law
     The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia.
12.06 Binding Effect
     The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
12.07 Severability
     If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.
12.08 Gender and Number
     In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.
12.09 Titles and Captions
     Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
12.10 Omnibus Provisions
     (a) Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section
409A(a)(1).
     (b) It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.
     (c) Pursuant to Section 3.02 of Internal Revenue Notice 2006-79 and Section 3.01 (B)(1).02 of Internal Revenue Notice 2007-86 (collectively, the “Transition Relief”), the Company shall permit Participants to modify their existing deferral elections with respect to Post-2004 Accounts previously made pursuant to the Plan to reflect new deferral elections regarding the time and form of payment of benefits due under the Plan to the full extent permitted by, and in accordance with, the Transition Relief.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
APPENDIX A
to the
PERFORMANCE FOOD GROUP COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
     This Appendix A describes those provisions of the Plan that govern a Participant’s Pre-2005 Account.
ARTICLE I
Deferral of Payment of Compensation and
Establishment of Deferred Compensation Account
     1.1 Establishment of Deferred Compensation Accounts. The Committee and the Company or Adopting Employer established an unfunded individual “Deferred Compensation Account” consisting of book entries for each Participant to which Deferral Contributions made prior to January 1, 2005, plus earnings and losses thereon, are credited.
     1.2 Accrual of Earnings. The Committee and the Company or Adopting Employer shall credit each Participant’s Deferred Compensation Account with additional amounts to represent hypothetical investment earnings (including losses) on the amounts credited to the Deferred Compensation Account pursuant to Section 1.1. Such hypothetical investment earnings shall continue to accrue until the allocation date as of which benefits are determined pursuant to Section 1.1. Pursuant to Section 1.3, a Participant shall have the right to designate how the amounts in his Deferred Compensation Account shall be deemed to be invested in hypothetical investment options selected by the Company. Additions credited to a Participant’s Deferred Compensation Account shall be based on the performance of the hypothetical investment options designated by the Participant.
     1.3 Deemed Investment Directions. Subject to such limitations as may from time to time be required by law or imposed by the Committee or the Company, and subject to such operating rules and procedures as may be imposed from time to time by the Committee or the Company, prior to the date on which a direction will become effective, a Participant may communicate to the Company a direction as to how his Deferred Compensation Account should be deemed to be invested (in whole percent multiples) among the hypothetical investment options. Such direction may separately designate hypothetical investments (i) for that portion of the Participant’s Deferred Compensation Account attributable to amounts that will be credited to the Participant’s Deferred Compensation Account prior to the designation date on which such direction shall become effective, and (ii) for that portion of the Participant’s Deferred Compensation Account attributable to amounts that will be credited to the Participant’s Deferred Compensation Account after the designation date on which such direction shall become effective. Such direction shall become effective subject to the following rules and procedures:
     (a) Any initial hypothetical investment direction shall be in writing, on a form supplied by and filed with the Committee, and shall be effective as of the

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
designation date determined by the Committee. Any subsequent hypothetical investment direction shall be made on-line using the Todd Organization’s Website, and shall be effective as of the end of the business day in which the direction is made, unless the direction is made on a day the applicable market is closed, in which case the direction shall be effective as of the following business day.
     (b) (1) All amounts credited to a Participant’s Deferred Compensation Account shall be deemed to be invested in accordance with the then effective hypothetical investment direction. (2) As of the effective date of any new hypothetical investment direction, all or a portion of a Participant’s Deferred Compensation Account at that date shall be reallocated among the designated hypothetical investment options according to the new hypothetical investment directions and according to the percentages specified in the new hypothetical investment direction unless and until a subsequent hypothetical investment direction becomes effective.
     (c) If the Committee receives a hypothetical investment direction that it finds to be incomplete, unclear, or improper, the Participant’s hypothetical investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial hypothetical investment direction, the Participant shall be deemed to have filed no hypothetical investment direction) until the next designation date, unless the Committee provides for, and permits the application of, corrective action prior thereto.
     (d) If the Committee possesses at any time directions as to the hypothetical investment of less than all of a Participant’s Deferred Compensation Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in any investment option selected by the Committee, and the Committee shall not be liable for the investment option(s) selected by it in such circumstances.
     Neither the Committee, the Company, nor any Adopting Employer shall be liable for any losses or damages of any kind relating to the hypothetical investment of a Participant’s Deferred Compensation Account hereunder
ARTICLE II
Distribution of Deferred Compensation
     2.1 Time of Payment of Deferred Compensation. The balance of the Participants Deferred Compensation Account shall not be subject to forfeiture (other than as a result of investment losses included in the hypothetical investment earnings credited pursuant to Section 1.2) and shall become payable by the Company or Adopting Employer, in accordance with the election made by the Participant at the time of his first election to defer commencing either:
     (a) at the time of his termination from employment with the Company and all Adopting Employers;

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
     (b) at a specific date designated by the Participant; or
     (c) in a combination of (a) and (b).
     Such election by a Participant shall also specify whether his Deferred Compensation Account is to be paid:
     (a) in a lump sum;
     (b) in pro rata annual installments for a period not to exceed ten (10) years after his termination of employment, with each installment equal to the unpaid balance of such Deferred Compensation Account divided by the number of remaining installments and, if the Participant dies before all installments are made, with the remaining installments being made to his Beneficiary; or
     (c) in a combination of (a) and (b).
     Such election by a Participant may also specify that, notwithstanding his election to have payment commence on a specified distribution date, the Company or Adopting Employer shall immediately pay the Participant the balance of his Deferred Compensation Account in a lump sum within thirty (30) days:
     (a) in the event (i) there is a change in control of the Company as defined in the Company’s 1997 Stock Incentive Plan and (ii) the Participant’s employment is terminated for any reason within two (2) years after the change in control has occurred; or
     (b) in the event his employment is terminated:
     (i) involuntarily (including as the result of disability); or
     (ii) voluntarily, following:
     (A) any reduction in the Participant’s base salary or annual available bonus opportunity;
     (B) any material reduction in the level of responsibility, position (including status, office, title, reporting relationships or working conditions), authority or duties of the Participant; or
     (C) any relocation to which the Participant has not agreed to an office of the Company or Adopting Employer more than thirty-five (35) miles from the office where the Participant was located or any increase in the Participant’s required travel amounting to a constructive relocation.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
     A Participant may elect one time and method of payment for himself and a different time or method of payment for his Beneficiary.
     A Participant who has terminated employment with the Company and all Adopting Employers may change his election with respect to the time and method of payment under the Plan as described in this Section 2.1 at any time prior to the beginning of the Plan Year in which his payment is scheduled to commence pursuant to the election made at the time of his final election to defer.
     2.2 Withholding. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government. The Participants and their Beneficiaries and personal representatives shall bear any and all federal, foreign, state or local taxes imposed on amounts paid under the Plan.
     2.3 Restriction on Alienation or Assignment. The right of a Participant to benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Beneficiary, nor shall any such amount be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.
     2.4 Unforeseen Emergency. Upon application by a Participant or Beneficiary and approval thereof by the Committee, a Participant (or a Beneficiary after the death of the Participant) may withdraw, upon a showing of an unforeseen emergency, part or all of the amount then credited in his Deferred Compensation Account. For purposes of this Section 2.4, unforeseen emergency shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if early withdrawal were not permitted, resulting from a sudden and unexpected illness or accident of the Participant or Beneficiary (or of a dependent (as defined in Section 152(a) of the Code)) of the Participant or Beneficiary, loss of the Participant’s or Beneficiary’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary, which unforeseen emergency may not be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s or Beneficiary’s assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Withdrawals of amounts because of an unforeseeable emergency may be permitted only to the extent reasonably necessary to satisfy the emergency need.

Performance Food Group Company
Executive Deferred Compensation Plan
Amended and Restated Effective January 1, 2007
ARTICLE III
Amendments and Termination of Plan
     3.1 Amendments and Terminations. The Board reserves the right to amend or terminate the Plan. In the event of any such amendment or termination, such amendment or termination shall not reduce the amount of the payment of any benefit currently payable to any individual who is a Participant or Beneficiary on the effective date of the amendment or termination or eliminate the right of a Participant to payment of the then current balance of the Participant’s Deferred Compensation Account. Any action by the Company amending or terminating the Plan may be by resolution of the Board or by any person or persons duly authorized by resolution of the Board to take such action.
     3.2 Distribution of Assets Upon Termination. The Company and the Adopting Employers shall retain absolute ownership of any assets held to finance the payment of benefits under the Plan. Upon termination of the Plan, any such assets held by the Company and the Adopting Employers or otherwise held as a reserve for the payment of such benefits shall remain the property of the Company and the Adopting Employers. No Participant or Beneficiary shall have any right or claim to such assets except as provided herein.